UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a12

KINETA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

7683 SE 27th Street, Suite 481

Mercer Island, Washington 98040

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 21, 2024

To the Stockholders of Kineta, Inc.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Kineta, Inc., a Delaware corporation (the “Company”), will be held on June 21, 2024, at 4:00 p.m. Eastern Time. This year’s Annual Meeting will be held entirely online. You may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/KA2024, where you will be able to vote electronically and submit questions. On or about April 26, 2024, we will begin mailing the Notice of Internet Availability of Proxy Materials (the “Notice”) which includes a 16-digit control number you will need to attend the Annual Meeting.

The purpose of the Annual Meeting is the following:

1.
To elect three (3) Class III directors listed in the accompanying proxy statement, each to serve a three-year term expiring at the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;
2.
To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.
To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice;
4.
To recommend, on an advisory basis, the frequency of future advisory votes on compensation of our named executive officers; and
5.
To transact such other business as may properly come before the stockholders at the Annual Meeting or at any and all adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors of the Company has fixed the close of business on April 25, 2024 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

We are pleased to take advantage of U.S. Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders of record and beneficial owners as of the record date the Notice instead of a paper copy of our proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report on Form 10-K”). The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2023 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2023 Annual Report on Form 10-K by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

To be admitted to the Annual Meeting and vote your shares, you must provide the 16-digit control number as described in the Notice, proxy card, or voting instruction form at www.proxyvote.com. Please see the “General Information About These Proxy Materials And Voting” section of the proxy statement that accompanies this notice for more details regarding the logistics of the Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform.

Your vote is important. Whether or not you are able to attend the Annual Meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting. You may vote by submitting your proxy via the Internet, by telephone, or by mail (if you received paper copies of the proxy materials) by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend.

By Order of the Board of Directors,

/s/ Shawn Iadonato, Ph.D.
Shawn Iadonato, Ph.D. Chair of the Board of Directors April 26, 2024

i

KINETA, INC.

7683 SE 27th Street, Suite 481

Mercer Island, Washington 98040

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 21, 2024

This proxy statement contains information about the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Kineta, Inc., which will be held on Wednesday, June 21, 2024 at 4:00 p.m. Eastern Time. This year’s Annual Meeting will be held entirely online. You may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/KA2024, where you will be able to vote electronically and submit questions. The Board of Directors of Kineta, Inc. (the “Board of Directors”) is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Kineta,” “Company,” “we,” “us,” and “our” refer to Kineta, Inc. The mailing address of our principal executive offices is Kineta, Inc., 7683 SE 27th Street, Suite 481, Mercer Island, Washington 98040.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”). You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

We made this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report on Form 10-K”), available to stockholders on April 26, 2024.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 21, 2024:

This proxy statement and our 2023 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our 2023 Annual Report on Form 10-K, except for exhibits, will be furnished without charge to any stockholder upon written request to Kineta, Inc., 7683 SE 27th Street, Suite 481, Mercer Island, Washington 98040, Attention: Corporate Secretary.

This proxy statement and the 2023 Annual Report on Form 10-K are also available on the website of the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov, or on our website at https://kinetabio.com/investors/sec-filings/.

KINETA, INC.

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 21, 2024

AT 4:00 P.M. EST

EXPLANATORY NOTE

On December 16, 2022, Yumanity Therapeutics, Inc. (“Yumanity”) completed its previously announced merger transaction with Kineta Operating, Inc. (formerly Kineta, Inc.) (“Kineta Operating”) in accordance with the terms of the Agreement and Plan of Merger, dated as of June 5, 2022, as amended on December 5, 2022 (the “Merger Agreement”), by and among Yumanity, Kineta Operating and Yacht Merger Sub, Inc., a wholly-owned subsidiary of Yumanity (“Merger Sub”), pursuant to which Merger Sub merged with and into Kineta Operating, with Kineta Operating surviving such merger as a wholly-owned subsidiary of Yumanity (the “Merger”). The surviving corporation from the Merger subsequently merged with and into Kineta Operating, LLC, with Kineta Operating, LLC being the surviving corporation. On December 16, 2022, in connection with, and prior to the completion of, the Merger, Yumanity effected a 1-for-7 reverse stock split of its common stock. Immediately following the Merger, Yumanity changed its name to “Kineta, Inc.” References to “Yumanity” in this proxy statement refer to the Company prior to the completion of the Merger.

The Merger has been accounted for as a reverse merger and asset acquisition in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Under this method of accounting, Kineta Operating was deemed to be the accounting acquirer for financial reporting purposes. Following the Merger, the business conducted by Kineta Operating became the Company’s primary business.

Except as otherwise noted, references to “common stock” in this proxy statement refer to common stock, $0.001 par value per share, of the Company.

GENERAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING

When is this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 26, 2024, we will begin mailing the Notice. Our proxy materials, including the Notice of the 2024 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and the 2023 Annual Report on Form 10-K will be mailed or made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April 26, 2024. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2024 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2023 Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of the 2024 Annual Meeting of Stockholders, this proxy statement and our 2023 Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Why are you holding a virtual Annual Meeting?

For the convenience of our stockholders, this year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management.

How do I attend and participate in the Annual Meeting online?

To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/KA2024 and use their control number found on the proxy card or Notice, and beneficial owners of shares held in street name will need to follow the same instructions.

You will need the 16-digit control number included on your proxy card or the Notice, as applicable. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/KA2024. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 4:00 p.m. Eastern Time. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time. Online check-in will begin, and stockholders may begin submitting written questions, at 3:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

Who is soliciting my vote?

Our Board of Directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 25, 2024.

How many votes can be cast by all stockholders?

There were 11,350,460 shares of our common stock, par value $0.001 per share (the “common stock”), outstanding on April 25, 2024, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 25, 2024.

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•
By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions at that site for submitting your proxy electronically. You will be required to enter the 16-digit control number provided on your proxy card or voting instruction form. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on June 20, 2024.

•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will be required to enter the 16-digit control number provided on your proxy card or voting instruction form. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on June 20, 2024.
•
By Mail prior to the Annual Meeting. If you requested printed copies of the proxy materials by mail, you may vote by mailing your proxy as described in the proxy materials. Proxies submitted by mail must be received by the cutoff time of 11:59 p.m. Eastern Time on June 20, 2024.
•
During the Annual Meeting. If you attend the Annual Meeting online, you may vote your shares online while virtually attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/KA2024. You will need your control number provided on your proxy card or the Notice in order to be able to vote during the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

Even if you plan to participate in our Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting. If you submit a proxy via the Internet, by telephone, or by mail, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet, by telephone, or by mail, you do not need to return your proxy card.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on June 20, 2024, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Kineta, Inc., 7683 SE 27th Street, Suite 481, Mercer Island, Washington 98040, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Fourth Amended and Restated Bylaws (the “bylaws”) provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Fifth Amended and Restated Certificate of Incorporation (the “certificate of incorporation”), or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

For the election of directors, the nominees must receive a plurality of the votes cast and entitled to vote on the proposal, meaning the director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. Shares voting “withheld” have no effect on the outcome of election of directors.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. If you do not instruct your broker how to vote with respect to “non-discretionary” items, your broker may not vote for such proposals, and those votes will be counted as broker “non-votes.”

A summary of the voting provisions for the matters to be voted on at the Annual Meeting, provided a valid quorum is present or represented at the Annual Meeting, is as follows:

Proposal No.	Proposal	Vote Required	Routine or Non-Routine	Discretionary Voting Permitted?	Impact of Abstentions	Impact of Broker Non- Votes
1	Election of Class III Board of Directors	Plurality	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker.	No	No Impact	No Impact
2	Approval of the Ratification of Appointment of Marcum LLP	Majority	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	No Impact	Broker has the discretion to vote
3	Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers	Majority	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker.	No	No Impact	No Impact
4	Recommendation, on an Advisory Basis, of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers	Highest Number of Affirmative Votes	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker.	No	No Impact	No Impact

Proposal One - Election of Class III Board of Directors

The three Class III director nominees receiving the highest number of votes, in person or by proxy, will be elected. You may vote “FOR” or “WITHHOLD” for each nominee on your proxy card. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal Two - Approval of the Ratification of Marcum LLP as our Independent Registered Public Accounting Firm

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on the proposal. This proposal is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on this proposal.

Proposal Three - Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on this proposal. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal Four - Recommendation, on an Advisory Basis, of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers

The frequency of “one year,” “two years,” or “three years” that receives the highest number of affirmative votes properly cast on this proposal will be deemed the preferred frequency with which we hold a non-binding, advisory vote on the compensation of our named executive officers (“named executive officers” or “NEOs”). You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on this proposal. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of this proposal.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an annual meeting?

Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our bylaws and the rules established by the SEC.

Under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2025 annual meeting of stockholders, we must receive the proposal at our principal executive offices at 7683 SE 27th Street, Suite 481, Mercer Island, Washington 98040 Attention: Corporate Secretary by December 27, 2024.

Under our bylaws, a stockholder who wishes to present a proposal, including director nominations, before an annual meeting of stockholders but does not intend for the proposal to be included in our proxy statement must provide notice of its proposal not earlier than February 21, 2025, and not later than March 23, 2025. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition to satisfying the requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than Kineta’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of Kineta’s shares entitled to vote on the election of directors in support of director nominees other than Kineta’s nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Kineta at our principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting (for the 2025 annual meeting, no later than April 22, 2025). However, if the date of the 2025 annual meeting changes by more than 30 calendar days from the anniversary date, then notice must be provided by the later of (A) 60 calendar days prior to the date of the 2025 annual meeting and (B) the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting is first made.

Any proposal that you submit must comply with our bylaws and the SEC rules.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

OVERVIEW OF PROPOSALS

This proxy statement contains four proposals requiring stockholder action.

1.
Proposal 1 requests the election of three directors to the Class III Board of Directors.
2.
Proposal 2 requests the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
3.
Proposal 3 requests the approval, on an advisory basis, of the compensation of our named executive officers.
4.
Proposal 4 requests the recommendation, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executed officers.

Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL 1

ELECTION OF CLASS III BOARD OF DIRECTORS

Our Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

The Board of Directors presently has seven members. There are three Class III directors whose terms of office expire on the date of the upcoming Annual Meeting: Kimberlee C. Drapkin, Scott Dylla, Ph.D., and Marion R. Foote. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”), the Board of Directors’ nominees for election by the stockholders are Kimberlee C. Drapkin, Scott Dylla, Ph.D., and Marion R. Foote. If elected, each nominee will serve as director until our 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or, if sooner, until such director’s earlier death, resignation or removal.

The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors, director nominees or executive officers.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class III director nominees to the Board of Directors. If a nominee should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate. Each nominee has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Director Nominees and Continuing Directors

The following is a brief biography of each nominee for director and each director whose term of office will continue after the Annual Meeting, and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

Nominees for Election as a Class III Board of Director for a Three-Year Term Expiring at the 2027 Annual Meeting

Name	Positions and Offices Held	Director Since	Age
Kimberlee C. Drapkin	Director	2023	56
Scott Dylla, Ph.D.	Director	2023	49
Marion R. Foote	Director	2017(1)	78

(1) The year set forth reflects when the director joined Kineta Operating.

Kimberlee C. Drapkin. Ms. Drapkin has served as a member of our Board of Directors since July 2023. Ms. Drapkin also served as the president and chief executive officer of Lenz Therapeutics, Inc. (formerly known as Graphite Bio, Inc.) (Nasdaq: LENZ) from August 2023 through March 2024. She serves as a member of Lenz’s board of directors since July 2023. Ms. Drapkin has over 25 years of experience working with private and publicly traded biotechnology and pharmaceutical companies, including building and leading finance functions, raising capital, and leading strategic financial planning. Moreover, Ms. Drapkin was the CFO at Jounce Therapeutics, Inc., a position she held since the company’s inception, playing a key role in building Jounce’s financial infrastructure. Prior to joining Jounce, Ms. Drapkin owned a financial consulting firm where she served as the interim CFO for numerous early-stage biotechnology companies. Previously, she was the CFO at EPIX Pharmaceuticals, Inc. and also spent ten years in roles of increasing responsibility within the finance organization at Millennium Pharmaceuticals, Inc. Her career began in the technology and life sciences practice at PriceWaterhouseCoopers LLP. Ms. Drapkin served as a member of Yumanity Therapeutics, Inc.’s board of directors since the completion of the merger of Proteostasis Therapeutics, Inc.

and Yumanity, Inc. and previously served on the board of directors of Proteostasis. She currently serves on the board of directors of Acumen Pharmaceuticals, Inc. (Nasdaq: ABOS) and Imugene Limited (ASX: IMU), where she chairs the audit committee at both companies. Ms. Drapkin holds a B.S. in accounting from Babson College.

Scott Dylla, Ph.D. Dr. Dylla has served as a member of our Board of Directors since July 2023. He is currently an entrepreneur, investor and advisor of early-stage biotech companies. Dr. Dylla currently serves as the chairman of the board of Chimera Bioengineering and as a board member of 3D Bio Holdings LLC and Aspera Biomedicines, Inc. Previously, Dr. Dylla served as a Vice President of Research and Development at AbbVie Inc. (NYSE: ABBV), functioning also as the Chief Scientific Officer of the Stemcentrx division in South San Francisco, CA until July 2018. He co‐founded Stemcentrx in 2008, growing the company to 160 employees with numerous clinical assets launched by 2016 when the company was acquired by AbbVie for $6.2 billion. Prior to founding Stemcentrx in 2008, Dr. Dylla was one of the first scientists at OncoMed Pharmaceuticals, Inc., where he spearheaded the identification and characterization of solid tumor cancer stem cells (CSC), and led seminal work to identify colorectal CSC and demonstrate their resistance to chemotherapy. Dr. Dylla received his B.S. in Biochemistry & Molecular Biology from the University of Minnesota, Duluth, a Master’s Degree in Molecular Pathobiology from the University of Alabama, Birmingham, and his doctorate in Immunology & Cancer Biology from the University of Minnesota. Dr. Dylla trained as a postdoctoral scholar at Stanford University with stem cell pioneer, Dr. Irving Weissman, and in 2005 was recognized by the British Council as one of eight outstanding young US‐based researchers in the field of stem cell biology.

Marion R. Foote, M.B.A. Ms. Foote has served as a member of our Board of Directors since the completion of the Merger and previously served as a member of the board of directors of Kineta Operating from July 2017 until the completion of the Merger. Ms. Foote served on the board of directors of Avalara, Inc., a leading provider of sales, use and value-added tax calculation and filing services, from May 2011 until October 2022, and she served as chair of the audit committee of Avalara, Inc. from 2017 to 2022. In addition, she currently serves as a director of multiple private companies in the financial services, life sciences and technology sectors. Ms. Foote has also served as an independent business advisor since January 2012. From January 2005 to December 2011, Ms. Foote served as a partner at Novantas, LLC, a management consulting firm focused on the financial industry (“Novantas’”), following the merger of her firm, Randolph Partners, with Novantas. Prior to establishing Randolph Partners in 1998, Ms. Foote served as Group Executive Vice President and Chief Marketing Officer for Bank of America’s Retail Bank. Ms. Foote previously served as a member of the board of directors of DLJdirect, a brokerage services company (now part of E*Trade Financial Corporation), from January 2000 to November 2001 and Cascade Financial Corporation/Cascade Bank (now part of Pacific Premier Bank), a commercial banking company, from April 2010 to June 2011. Ms. Foote holds a B.A. in Economics and Math from Smith College and an M.B.A. from Harvard Business School. We believe that Ms. Foote’s significant experience as a director on public company boards, her marketing and financial expertise, her work in customer analytics and her extensive experience in financial services provide her with the qualifications to serve as a member of our Board of Directors.

Continuing Directors

Shawn P. Iadonato, Ph.D. Dr. Iadonato has served as the Chair of our Board of Directors since the completion of the Merger. Dr. Iadonato previously served as our Chief Executive Officer since the completion of the Merger until March 2024. Dr. Iadonato co-founded Kineta Operating, where he served as its Chief Executive Officer from January 2016 until the completion of the Merger and as its Chief Scientific Officer from 2008 to December 2015. Dr. Iadonato served on the board of directors of Kineta Operating from 2007 until the completion of the Merger. Dr. Iadonato has served as the managing partner of two of Kineta’s subsidiaries, Kineta Chronic Pain LLC and Kineta Viral Hemorrhagic Fever LLC, since 2016. He served as a member of the board of directors of CBI Co. Ltd., a Korea-based company engaged in the manufacture and sale of automotive parts (“CBI Co.”), from June 2021 to June 2022. Prior to co-founding Kineta, Dr. Iadonato co-founded and served as the Chief Scientific Officer of Illumigen Biosciences, Inc., a genomics-driven drug development company acquired by Cubist Pharmaceuticals Inc., from 2000 to 2007. Previously, Dr. Iadonato managed the Human Genome Center at the University of Washington. He is co-inventor on 49 issued U.S. and foreign patents. In addition, he is Principal Investigator or Co-Investigator on numerous government grants and contracts. Dr. Iadonato holds a B.A. in Biology from the University of Pennsylvania and a Ph.D. in Genetics from the University of Washington. We believe that Dr. Iadonato’s extensive executive, managerial and strategic business experience with life sciences companies provide him with the qualifications to serve as a member of our Board of Directors.

David Arkowitz. Mr. Arkowitz has served as a member of our Board of Directors since the completion of the Merger. He served on the board of directors of Yumanity from December 2020 to December 2022, and he served as a member of its Audit Committee and Nominating and Corporate Governance Committee from December 2020 to December 2022. He previously served on the board of directors of Proteostasis Therapeutics, Inc. (“Proteostasis”) from March 2019 to December 2020. Mr. Arkowitz served as Chief Financial Officer and Head of Business Development of Seres Therapeutics, Inc. (Nasdaq: MCRB) (“Seres”) from June 2021 until his retirement in March 2024. For the six-month period following his retirement, Mr. Arkowitz provides consulting and advisory services to Seres. From May 2018 to May 2021, Mr. Arkowitz served as the Chief Financial Officer of Flexion Therapeutics, Inc. From September 2013 to May 2018, Mr. Arkowitz served as Chief Operating Officer and Chief Financial Officer at Visterra, Inc. (acquired by Otsuka Pharmaceutical Co.), where he led the finance, business development, corporate planning and other functions. Mr. Arkowitz was Chief Financial Officer and General Manager at Mascoma Corporation (acquired by Lallemand Inc.) from June 2011 to September 2013. Previously, Mr. Arkowitz served as Chief Financial Officer and Chief Business Officer at AMAG Pharmaceuticals, Inc., and Chief Financial Officer of Idenix Pharmaceuticals, Inc. (acquired by Merck & Co., Inc.). Prior to Idenix, Mr. Arkowitz spent more than 13 years at Merck & Co., Inc. where he held roles of increasing responsibility, including Vice President and Controller of the U.S. Human Health division and Controller of the Global Research and Development division, and Chief Financial Officer of the Canadian subsidiary. Mr. Arkowitz served on the board of directors of F-Star Therapeutics, Inc., where he also served as the chair of the audit committee and a member of the compensation committee. Mr. Arkowitz earned a B.A. in Mathematics from Brandeis University and an M.B.A. in Finance from Columbia University Business School. We believe that Mr. Arkowitz’s extensive financial and operational life sciences experience provide him with the qualifications to serve as a member of our Board of Directors.

Raymond Bartoszek, M.B.A. Mr. Bartoszek has served as a member of our Board of Directors since the completion of the Merger and previously served as a member of the board of directors of Kineta Operating from 2016 until the completion of the Merger. Mr. Bartoszek founded RLB Holdings, LLC (“RLB Holdings”), an investment firm, in January 2011 and serves as the firm’s managing general partner. He previously served as the managing director of Glencore Limited, a global natural resource company, from 1997 to 2010. Mr. Bartoszek currently serves as a director of multiple private companies in the industrial and consumer discretionary sectors. Mr. Bartoszek holds a B.S. in Marine Engineering and Marine Transportation from the U.S. Merchant Marine Academy and an M.B.A. from Rensselaer Polytechnic Institute. We believe that Mr. Bartoszek’s extensive financial expertise and broad-based leadership experience across multiple industries provide him with the qualifications to serve as a member of our Board of Directors.

Richard Peters, M.D., Ph.D. Dr. Peters has served as a member of our Board of Directors since the completion of the Merger. Dr. Peters served as the President, Chief Executive Officer and a member of the board of directors of Yumanity from December 2020 until the closing of the Merger. Dr. Peters has served as the President, Chief Executive Officer and a member of the board of directors of Yumanity, Inc. since September 2019. Dr. Peters previously served as the President and Chief Executive Officer and a member of the board of directors of Merrimack Pharmaceuticals, a biopharmaceutical company, from February 2017 to June 2019. Previously, Dr. Peters served in various capacities at Sanofi Genzyme, a global pharmaceutical company since 2008, including as Senior Vice President, Head of Global Rare Diseases Business Unit since January 2015, Vice President, Strategy Development Officer, U.S. Rare Disease Unit from May 2014 to December 2014, Vice President, Division Medical Officer, Global Oncology Division from 2011 to May 2014, and Vice President, Head of Global and U.S. Medical Affairs, Hematology and Transplant from 2008 to 2011. Prior to Sanofi Genzyme, Dr. Peters held medical affairs roles at Onyx Pharmaceuticals, Inc. and Amgen Inc., both pharmaceutical companies, and was a co-founder and Chief Executive Officer of Mednav, Inc., a private healthcare information technology company. Dr. Peters has served on the board of directors of Aprea Therapeutics, Inc. (Nasdaq: APRE), a biopharmaceutical company since June 2020 and as chair of the compensation committee since September 2020 and as chairman of the board of directors since August 2023. At Pharming Group N.V., a global biopharmaceutical company, Dr. Peters has served as the chairman of the board of directors since September 2023. Dr. Peters has been an active founder, angel investor, and board member of several biotechnology start-ups. Dr. Peters has also served on the faculty at Harvard Medical School/Massachusetts General Hospital. Dr. Peters holds an M.D. and a Ph.D. in pharmacology from the Medical University of South Carolina and a B.S. from the College of

Charleston. We believe that Dr. Peters’ extensive industry knowledge and experience in research and development provide him with the qualifications to serve as a member of our Board of Directors.

Continuing Directors

			Class and Year
			in Which Term
Name	Positions and Offices Held	Director Since	Will Expire	Age
Shawn Iadonato, Ph.D.	Director	2007(1)	Class I-2025	54
Richard Peters, M.D., Ph.D.	Director	2020(2)	Class I-2025	61
David Arkowitz	Director	2020(2)	Class II-2026	62
Raymond Bartoszek	Director	2017(1)	Class II-2026	59

(1) The year set forth reflects when the director joined Kineta Operating.

(2) The year set forth reflects when the director joined Yumanity.

Vote Required

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Accordingly, if a quorum is present, the three nominees receiving the highest number of affirmative votes will be elected as Class III directors. Broker non-votes and proxies marked to withhold authority with respect to the Class III directors will not be treated as votes cast for this purpose, and therefore, will not affect the outcome of the election.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named herein. Proxies cannot be voted for a greater number of persons than the three nominees named in this proxy statement.

The Board of Directors recommends that stockholders vote “FOR” the election of each named Class III director nominee listed above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Stockholders are being asked to ratify the appointment by the Audit Committee of the Board of Directors (the “Audit Committee”) of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Marcum LLP has served as Kineta’s independent registered public accounting firm since 2022 and had audited Kineta Operating’s financial statements since 2020.

The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2024. Stockholder approval is not required to appoint Marcum LLP as our independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of Marcum LLP to the stockholders for ratification is good corporate governance practice. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Marcum LLP. If the selection of Marcum LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.

A representative of Marcum LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Independent Registered Public Accounting Firm Fees and Services

On December 16, 2022, the Audit Committee approved the appointment of Marcum LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. Accordingly, PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm prior to the Merger, was informed on December 16, 2022 that it was dismissed as the Company’s independent registered public accounting firm.

The following table sets forth the aggregate professional fees billed for audit and other services rendered to us by Marcum LLP and PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2023 and 2022.

	2023(5)	2023 (6)	2022(5)	2022(6)
Audit fees(1)	$447,517	$-	$339,591	$218,000
Audit-related fees(2)	81,937	90,000	67,105	475,000
Tax-related fees(3)	—	—	—	4,017
All other fees(4)	—	—	—	900
Total fees	$529,454	$90,000	$406,696	$697,917

(1)
Audit fees. Audit fees consist of fees billed for each of the last two fiscal years for professional services rendered by Marcum LLP for the audit of our annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q.
(2)
Audit-related fees. Consists of fees billed for each of the last two fiscal years for professional services by Marcum LLP and PricewaterhouseCoopers LLP for review of the Registration Statements on Form S-3 and Form S-4, review of Prospectus Supplements, review for the Merger and requisite consents to the same.
(3)
Tax-related fees. Tax-related fees consist of fees billed for the preparation of the annual tax returns.
(4)
All other fees. Consists of licenses for PricewaterhouseCoopers LLP’s online accounting research tools and quarterly period data sets.
(5)
Represents fees from Marcum LLP.
(6)
Represents fees incurred from PricewaterhouseCoopers LLP.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval of Audit and Non-Audit Services

Our Board of Directors and Audit Committee have adopted the Audit Committee Pre-Approval Policy pursuant to which the Audit Committee reviews and approves audit, audit-related, tax and other services performed by our independent registered public accounting firm to ensure that that the provision of such services does not impair the auditor’s independence. The Audit Committee Pre-Approval Policy provides for specific pre-approval unless a type of service has received general pre-approval by the Audit Committee. The terms and fees for the Company’s annual audit engagement are subject to specific pre-approval by the Audit Committee.

Vote Required

To be approved, Proposal 2 must receive “FOR” votes from the holders of a majority of the votes properly cast for this proposal. Shares that are voted “abstain” will have no effect on the outcome of this proposal.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of

Marcum LLP as our independent registered public accounting firm.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), added Section 14A to the Exchange Act, which requires that we provide our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, commonly known as a “Say-on-Pay” vote (the “Say-on-Pay vote”). Stockholders may also abstain from voting. This Say-on-Pay vote is not intended to address any specific element of the compensation of our named executive officers, but rather the overall executive compensation of our named executive officers and our overall executive compensation program, philosophy, and practices as described in this proxy statement.

This Say-on-Pay vote is advisory; therefore, it is not binding on the Company, our Board of Directors or our Compensation Committee of the Board of Directors (the “Compensation Committee”). However, we plan to consider the results of this year’s vote in reviewing and determining the compensation of our named executive officers in the future because we value the opinions of our stockholders.

As described in this proxy statement, we believe the compensation of our named executive officers and our executive compensation program, philosophy, and practices are appropriate, and enable us to attract, motivate, and retain top-performing executive officers, including our named executive officers, while aligning the long-term interests of our executive officers with the long-term interests of our stockholders. Accordingly, we ask our stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this proxy statement under the “Executive Compensation” section, the compensation tables and narrative discussion is hereby APPROVED.

Vote Required

To be approved, this advisory non-binding Proposal 3 must receive “FOR” votes from the holders of a majority of the votes properly cast for this proposal. Shares that are voted “abstain” and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors recommends that stockholders vote, on an advisory basis, “FOR” the compensation of our named executive officers.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and Section 14A of the Exchange Act also provide that stockholders must be given the opportunity to vote, on an advisory basis, for their preference as to how frequently we should hold future Say-on-Pay votes. We are asking our stockholders whether our future Say-on-Pay votes should occur every one, two, or three years. Stockholders may also abstain from voting on this Proposal 4.

The vote on this proposal is advisory; therefore, it is not binding on the Company, our Board of Directors or our Compensation Committee. We may determine in the future that it is in the best interests of the Company and our stockholders to hold Say-on-Pay votes more or less frequently than the frequency indicated by stockholders in voting on this proposal or as currently recommended by our Board Directors. However, we plan to consider the results of the vote on this proposal in determining the frequency of our Say-on-Pay votes because we value the opinions of our stockholders.

Currently, we believe that it is in the best interests of the Company and our stockholders to hold a Say-on-Pay vote every year, and this is the frequency recommended by our Board of Directors. We believe this frequency will enable our stockholders to vote, on a non-binding, advisory basis, on our most recent executive compensation practices and decisions as presented in our annual proxy statements, which will lead to greater transparency and more meaningful and timely communication between the Company and our stockholders regarding the compensation of our named executive officers. Accordingly, we ask our stockholders to indicate their preferred voting frequency by voting for every “one year,” “two years,” or “three years” (or abstaining from voting) in response to the following resolution at the Annual Meeting:

RESOLVED, that the alternative of every one year, two years, or three years that receives the highest number of votes cast by stockholders in person or by proxy at this meeting will be deemed the preferred frequency with which the Company is to hold an advisory vote on the compensation of the Company’s named executive officers.

Vote Required

Stockholders will not be voting to approve or disapprove of the recommendation of our Board of Directors. The proxy card provides stockholders with the opportunity to choose among four options with respect to this proposal (holding the vote every one, two, or three years, or abstaining). The option that receives the highest number of votes from the votes properly cast for this proposal will be deemed to be the frequency preferred by our stockholders. Shares that are voted “abstain” and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote, on a non-binding, advisory basis, for “One Year” as the preferred frequency for the advisory vote on the compensation of our named executed officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 25, 2024, for:

•
each person known to us to be the beneficial owner of more than five percent of our outstanding common stock;
•
each of our named executive officers;
•
each of our directors; and
•
all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by a footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 11,350,460 shares of our common stock outstanding as of April 25, 2024. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of April 25, 2024, including upon the exercise of stock options, warrants and the vesting of restricted stock units (“RSUs”). These stock options, warrants and RSUs shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.

This table is based upon information supplied by our officers, directors as of the record date and the principal stockholders and Schedules 13D and 13G filed with the SEC (the dates of such filings are indicated in the footnotes). Except as otherwise noted below, the address for each executive officer and director listed in the table is c/o Kineta, Inc., 7683 SE 27th Street, Suite 481, Mercer Island, Washington 98040.

Name and Address of Beneficial Owner	Number	Percent
5% Stockholders
Armistice Capital, LLC(1)	3,369,675	24.7%
Entities Associated with CBI USA, Inc.(2)	821,520	7.2%
Charles Magness, Ph.D.(3)	620,413	5.5%
Named Executive Officers and Directors
Craig W. Philips(4)	384,545	3.3%
Keith A. Baker(5)	150,461	1.3%
Raymond Bartoszek(6)	930,537	8.2%
Shawn Iadonato, Ph.D.(7)	955,915	8.2%
Marion R. Foote(8)	190,006	1.7%
Richard Peters, M.D., Ph.D.(9)	111,972	*
David Arkowitz(10)	24,721	*
Scott Dylla, Ph.D.(11)	9,000	*
Kimberlee C. Drapkin(12)	5,000	*
All current directors and executive officers as a group (10 persons)	2,929,415	23.7%

* Represents beneficial ownership of less than one percent

(1)
Based on information set forth in the Schedule 13G filed with the SEC on February 14, 2024 by Armistice Capital, LLC. Armistice Capital, LLC beneficially owns 3,369,675 shares of common stock, consisting of 1,054,288 outstanding shares directly held, plus an additional 2,315,387 shares that may be acquired pursuant to warrants that are exercisable within 60 days of April 25, 2024.
(2)
Based on information set forth in the Schedule 13G filed with the SEC on February 14, 2023 by CBI USA, Inc. (“CBI USA”) reporting that: (i) CBI USA beneficially owns 656,941 shares of common stock, consisting of 618,214 outstanding shares directly held, plus an additional 38,727 shares that may be acquired pursuant to warrants that are exercisable within 60 days of April 25, 2024; (ii) CBI Co. is deemed to beneficially own 721,111 shares of common stock, consisting of the shares of common stock directly held or acquirable by CBI USA, its subsidiary, as described in (i), plus 55,871 outstanding shares directly held and an additional 8,299 shares that may be acquired pursuant to warrants that are exercisable within 60 days of April 25, 2024; and (iii) Daehan Green Power Corporation owns 100,409 outstanding shares directly held. The address of CBI USA is 3000 Western Avenue, Suite 400, Seattle, Washington 98121.

(3)
Based on information set forth in Schedule 13G filed with the SEC on February 12, 2024.
(4)
Consists of (i) 60,811 shares of common stock held by Mr. Philips, (ii) 34,654 shares held by Whetstone Ventures LLC for which Mr. Philips has shared voting rights and dispositive power and (iii) 289,080 shares of common stock issuable upon exercise of outstanding options that are exercisable within 60 days of the record date of April 25, 2024.
(5)
Consists of (i) 16,880 shares of common stock and (ii) 133,581 shares of common stock issuable upon exercise of outstanding options that are exercisable within 60 days of the record date of April 25, 2024.
(6)
Consists of (i) 17,206 shares of common stock held by Mr. Bartoszek, (ii) 2,001 shares of common stock held by his children, (iii) 844,478 shares of common stock held by RLB Holdings Connecticut LLC for which Mr. Bartoszek has shared voting rights and dispositive power, (iv) 32,452 shares of common stock issuable upon exercise of outstanding options that are exercisable within 60 days of the record date of April 25, 2024 and (v) 34,400 shares of common stock that may be acquired by RLB Holdings Connecticut LLC pursuant to warrants that are exercisable within 60 days of the record date of April 25, 2024.
(7)
Consists of (i) 675,230 shares of common stock held by Dr. Iadonato, (ii) 8,553 shares of common stock held in a custodial individual retirement account and (iii) 272,132 shares of common stock issuable upon exercise of outstanding options that are exercisable within 60 days of the record date of April 25, 2024.
(8)
Consists of (i) 143,204 shares of common stock, (ii) 32,452 shares of common stock issuable upon exercise of outstanding options that are exercisable within 60 days of the record date of April 25, 2024 and (iii) 14,350 shares that may be acquired pursuant to warrants that are exercisable within 60 days of the record date of April 25, 2024.
(9)
Consists of (i) 90,028 shares of common stock and (ii) 21,944 shares of common stock issuable upon exercise of outstanding options that are exercisable within 60 days of the record date of April 25, 2024.
(10)
Consists of (i) 2,777 shares of common stock and (ii) 21,944 shares of common stock issuable upon exercise of outstanding options that are exercisable within 60 days of the record date of April 25, 2024.
(11)
Consists of (i) 4,000 shares of common stock and (ii) 5,000 shares of common stock issuable upon exercise of outstanding options that are exercisable within 60 days of the record date of April 25, 2024.
(12)
Consists of 5,000 shares of common stock issuable upon exercise of outstanding options that are exercisable within 60 days of the record date of April 25, 2024.

EXECUTIVE OFFICERS

The following table sets forth information with respect to our executive officers as of the date of this proxy statement.

Name	Age	Position(s)
Craig W. Philips	64	President and Secretary
Keith A. Baker	57	Chief Financial Officer and Treasurer
Thierry Guillaudeux Ph.D.	57	Chief Scientific Officer

Craig W. Philips, M.B.A. Mr. Philips has served as our President since the completion of the Merger and as our Secretary since March 2024. He served as the President of Kineta Operating from January 2018 until the completion of the Merger. Prior to that role, he served as the Chief Operating Officer of KPI Therapeutics, Inc., a former subsidiary of Kineta Operating, from 2016 to December 2017 and as Executive Vice President from 2014 to 2015. Prior to joining Kineta Operating in 2013, Mr. Philips was President of CTI BioPharma Corp., a clinical and commercial stage oncology company. Previously, Mr. Philips held strategic and operational leadership roles at leading biopharmaceutical companies, including Bristol Myers Squibb Company, Schering-Plough Corporation (now Merck & Co., Inc.) and Bayer Corporation. Mr. Philips is a co-founder of Abacus Bioscience Inc., a biotech company focused on developing novel immunotherapeutic treatments for managing cancer and antiviral diseases (“Abacus Bioscience”), PVP Biologics Inc., a biopharmaceutical company focused on developing an oral enzyme for the treatment of celiac disease (acquired by Takeda Pharmaceutical Company Limited), and TransCellular Therapeutics Inc., a biopharmaceutical company focused on developing novel protein-based therapies to treat rare inherited diseases. He has served as a member of the board of directors of Abacus Bioscience since 2015, as a member of the board of directors of Life Science Washington, a non-profit organization serving the life sciences industry, since January 2015. In addition, Mr. Philips served as a member of the board of directors of CBI Co. from June 2021 to June 2022. Mr. Philips was previously an Entrepreneur-in-Residence at the University of Washington from December 2012 to December 2017 and a commercial advisor to the Fred Hutchinson Cancer Research Center from January 2017 to July 2019. He holds a B.S. in Business Administration and an M.B.A. from The Ohio State University.

Keith A. Baker. Mr. Baker has served as our Chief Financial Officer since the completion of the Merger and as our Treasurer since March 2024. He served as the Chief Financial Officer of Kineta Operating from October 2022 until the completion of the Merger. From February 2016 to October 2022, Mr. Baker served as the chief financial officer consultant at Baker CFO, LLC, where he provided businesses with chief financial officer consulting services. In this capacity, he worked with public and private companies on acquisitions, forecasting, due diligence, modelling and international operations. He previously served as the Chief Financial Officer of Element Data, Inc., a decision intelligence technology firm, from April 2017 to December 2019. He began his career with Deloitte and Touche LLP in 1992. Mr. Baker holds a B.S. in Accounting from Central Washington University.

Thierry Guillaudeux, Ph.D. Dr. Guillaudeux has served as our Chief Scientific Officer since the completion of the Merger. He served as the Chief Scientific Officer of Kineta Operating from June 2022 until the completion of the Merger. Dr. Guillaudeux previously served as Kineta’s Executive Vice President from February 2022 to June 2022, as its Senior Vice President, Immuno-oncology from November 2020 to February 2022, as its Vice President, Immuno-oncology from December 2019 to October 2020 and as its Vice President, Discovery Research from September 2019 to December 2019. Prior to joining Kineta in September 2019, Dr. Guillaudeux served as an Associate Professor at the University of Rennes 1 from September 1997 to September 2019. He also headed a research laboratory at the French National Institute of Health from January 2012 to September 2019 and served as a Vice President of Technology Transfer at the University of Rennes from April 2008 to September 2019. Dr. Guillaudeux previously served as a board member of SATT Ouest Valorisation and IRT bcom, two French technology companies, from July 2010 to September 2019 and from June 2016 to September 2019, respectively. Dr. Guillaudeux holds B.S. and M.S. degrees in Cellular Biology and a Ph.D. in Immuno-Oncology from the University of Rennes. He achieved his post-doctorate at the Fred Hutchinson Cancer Research Center.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation,” the following is a summary of transactions and series of similar transactions since January 1, 2022 to which we were a party or will be a party, in which:

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the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and
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any of our directors, director nominees, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Unless the context otherwise requires, references to the “Company,” “Kineta,” “we” or “us” in this section refer to Kineta Operating, Inc. prior to the completion of the Merger and to Kineta, Inc. after completion of the Merger.

Private Placement

In connection with the Merger, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) on June 5, 2022 and as amended on October 24, 2022, December 5, 2022, March 29, 2023, May 1, 2023, July 21, 2023 and October 13, 2023 with certain investors (the “Purchasers”) for the sale of shares of common stock to such Purchasers in a private placement (the “Private Placement”). The first closing of the Private Placement occurred on December 16, 2022, and we issued 649,346 shares of our common stock at a purchase price of $11.55 per share and received net proceeds of $7.4 million. In connection with the Private Placement, the investors received a warrant to purchase additional shares of common stock at a price of $0.14 per share. The second closing of the Private Placement for an aggregate purchase price of $22.5 million was expected to occur on April 15, 2024, but the transaction did not close.

The following table summarizes the purchases of our common stock by related persons and the issuances of the warrants in connection with the first closing of the Private Placement:

	Shares of	Total	Warrants Issued in conjunction
Investor	Common Stock	Purchase Price	with Investment
RLB Holdings Connecticut, LLC(1)	375,757	$4,340,002	60,018
CBI USA, Inc.(2)	86,580	$999,999	13,829
Marion R. Foote(3)	21,645	$250,000	3,457
Shawn Iadonato, Ph.D.(4)	8,658	$100,002	1,382
Whetstone Ventures, LLC(5)	8,658	$100,002	1,382

(1)	Raymond Bartoszek, a member of the Company’s Board of Directors, serves as the Managing Member of RLB Holdings Connecticut, LLC.
(2)	CBI USA, Inc. is a greater than 5% holder of the Company’s common stock.
(3)	Marion R. Foote is a member of the Company’s Board of Directors.
(4)	Dr. Shawn Iadonato is the Chair of the Company’s Board of Directors.
(5)	Craig W. Philips, President and Secretary of Kineta, serves as Managing Member of Whetstone Ventures LLC.

In connection with the Securities Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) on June 5, 2022 and as amended on October 24, 2022 and December 5, 2022 with the Purchasers pursuant to which we agreed to prepare and file a registration statement with the SEC within 60 days after each closing of the Private Placement for the purposes of registering the resale of the shares. We also agreed, among other things, to indemnify the Purchasers and their respective directors, officers, stockholders, members, partners, employees and agents, and each person who controls such Purchaser, from certain liabilities and to pay certain expenses incurred by the Company in connection with the registration of the shares issued in the Private Placement. Pursuant to the Registration Rights Agreement, we filed a Registration Statement on Form S-3 (File No. 333-269340) with the SEC, which was declared effective on January 30, 2023.

2020 Notes

In August 2022, the Company settled $0.5 million in outstanding principal and accrued interest with a previous member of the Company’s board of directors, by issuing 23,000 shares of the Company’s common stock.

2022 Convertible Notes

In December 2022, upon the closing of the Merger, the Company settled $4.8 million in outstanding principal and accrued interest, held by three entities affiliated with a previous member of the Company’s board of directors, by issuing 335,000 shares of the Company’s common stock.

2020 Convertible Notes

In December 2022, upon the closing of the Merger, the Company settled $2.0 million in outstanding principal and accrued interest, held by two members of the Company’s board of directors, by issuing 139,000 shares of the Company’s common stock.

Stock Purchases

During the year ended December 31, 2023, five members of the Company’s executive management purchased 43,000 shares of the Company’s common stock on the open market and one director of the Company purchased 5,000 shares of the Company’s common stock on the open market.

RSU Vesting

During the year ended December 31, 2023, the Company issued 123,000 shares of its common stock to members of the Company’s executive management and 10,000 shares to directors of the Company, upon vesting of restricted stock units.

Warrant Exercises

During the year ended December 31, 2023, the Company issued 3,000 shares of its common stock to members of the Company’s executive management and 64,000 shares to a director of the Company, upon exercise of outstanding warrants. During the year ended December 31, 2022, the Company issued 43,000 shares of its common stock to a director of the Company, upon exercise of outstanding warrants.

Support Agreements

In connection and concurrently with the execution of the Merger Agreement, the then current executive officers and directors of the Company who held shares of the Company’s common stock, representing approximately 12% of the outstanding capital stock of the Company as of the date of the Merger Agreement, entered into support agreements with Kineta and Yumanity relating to the Merger (the “Yumanity Support Agreements”). The Yumanity Support Agreements provide, among other things, that the stockholders who are parties thereto will vote all of the shares of the Company’s capital stock held by them in favor of the Company stockholder proposals and against any competing acquisition proposals. The Yumanity Support Agreements also place certain customary restrictions on the transfer of shares of the Company held by the respective signatories thereto prior to the closing of the Merger.

In connection and concurrently with the execution of the Merger Agreement, certain of the then current officers, directors and shareholders of Kineta, representing approximately 34% of the outstanding equity of Kineta as of date of the Merger Agreement, entered into support agreements with Yumanity and Kineta (the “Kineta Support Agreements,” and together with the Yumanity Support Agreements, the “Support Agreements”). The Kineta Support Agreements provide, among other things, that the parties thereto will vote all of the shares of Kineta capital stock held by them in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement and against any competing acquisition proposals, and will deliver written consents within 10 business days of the Form S-4 filed in connection with the asset sale pursuant to the Asset Purchase

Agreement (as defined herein) and the Merger being declared effective by the SEC. The Kineta Support Agreements also place certain customary restrictions on the transfer of the securities of Kineta held by the respective signatories thereto, prior to the closing of the Merger.

Upon the completion of the Merger, the obligations of the parties to vote their shares as set forth in the Support Agreements terminated and none of the parties have any remaining rights or obligations under the agreements.

Subscription Agreement

On May 27, 2021, Kineta Operating and CBI USA, Inc. (“CBI USA”) entered into a subscription agreement (the “CBI USA Subscription Agreement”) for the sale of 1,485,331 shares of Kineta Operating voting common stock and 3,805,674 shares of Kineta Operating non-voting common stock at a purchase price of $1.89 per share for an aggregate purchase price of approximately $10 million. CBI USA is a greater than 5% holder of the Company’s common stock.

In connection with the CBI USA Subscription Agreement, Kineta Operating entered into a (i) voting agreement, (ii) investors rights agreement and (iii) right of first refusal and co-sale agreement (together, the “CBI USA Ancillary Agreements”), which afforded the parties thereto certain rights and obligations. The then current officers and directors of Kineta Operating are also parties to the CBI USA Ancillary Agreements.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Related Party Transactions Policy

We have adopted a written related party transactions policy. The policy provides that executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of any of the foregoing persons will not be permitted to enter into a related party transaction with Kineta without the prior consent of our Audit Committee or, if it is not feasible for the Audit Committee to take an action with respect to a proposed related party transaction, the Board of Directors or another committee of the Board. Any request for Kineta to enter into a related party transaction, which includes any transaction requiring disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act, must first be presented to the Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all relevant facts and circumstances available.

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence. Our Board of Directors has determined that all members of the Board of Directors, except Dr. Iadonato, are independent, as determined in accordance with the rules of The Nasdaq Stock Market, LLC (“Nasdaq”). In making such independence determination, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors, director nominees or executive officers.

Board Leadership Structure. Through March 1, 2024, the positions of our Chair of the Board of Directors and Chief Executive Officer were combined and held by Dr. Iadonato. Effective March 1, 2024, as part of the reduction in workforce plan, Dr. Iadonato’s employment as Chief Executive Officer was terminated, but he continues to serve as the Chair of the Board of Directors. While Dr. Iadonato no longer holds the positions of our Chair of the Board of Directors and Chief Executive Officer, we believed this structure was appropriate when he was serving as our Chief Executive Officer because of the efficiencies achieved in combining the two offices, and because the detailed knowledge of our business that the Chief Executive Officer possessed greatly enhanced the decision-making processes of the Board of Directors as a whole. The Board of Directors does not have a fixed policy regarding the combination or separation of the offices of Chair of the Board of Directors and Chief Executive Officer. The Board of Directors believes that it should maintain the flexibility to combine or separate these offices in the future if deemed to be in the best interests of the Company.

Dr. Iadonato is not considered to be “independent” under the listing requirements of Nasdaq. Because the Chair of the Board of Directors is not an independent director, our Board of Directors appointed Dr. Peters to serve as our lead independent director. As lead independent director, Dr. Peters presides over periodic meetings of our independent directors, serves as a liaison between the Chair of the Board of Directors and the independent directors and performs such additional duties as the Board of Directors may otherwise determine and delegate.

Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, employees, including our President, Chief Financial Officer and any persons performing similar functions, and designated contracts and consultants of the Company. The current version of the Code of Business Conduct and Ethics is available on our website under the heading “Investors – Corporate Governance.” A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: Kineta, Inc. at 7683 SE 27th Street, Suite 481, Mercer Island, Washington 98040, Attention: Compliance Officer. We intend to disclose any amendment or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer, or persons performing similar functions, by posting such information on our website and/or in our public filings with the SEC.

Corporate Governance Guidelines. The Board of Directors has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, Nasdaq rules and our certificate of incorporation and bylaws. Our corporate governance guidelines are available on our website under the heading “Investors – Corporate Governance.” Although these corporate governance guidelines have been approved by the Board of Directors, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board of Directors at any time as it deems appropriate.

Policy Against Hedging and Pledging. The Board of Directors has adopted an insider trading policy that prohibits our officers, directors, employees and designated contractors and consultants from engaging in certain prohibited transactions, including: engaging in short sales of the Company’s securities; trading in derivates of the Company’s securities; purchasing any financial instrument (such as prepaid variable forward contracts, equity swaps, collars or exchange funds) or otherwise engaging in any transactions that hedge or offset any decrease in the market value of the Company’s securities or limit the ability to profit from an increase in the market value of the Company’s securities;

and holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan unless the pledge has been approved by the Compliance Officer.

Board of Directors Meetings. In 2023, our Board of Directors held 10 meetings. The directors regularly hold executive sessions at meetings of the Board of Directors. During 2023, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which such director served (during the period that such director served). Our Corporate Governance Guidelines provide that members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders. All of directors then in office attended the annual meeting of the stockholders held virtually in June 2023.

Stockholder Communications. Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of the Chair of the Nominating and Corporate Governance Committee. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

Committees of our Board of Directors

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below.

Audit Committee. During the first half of 2023, our Audit Committee was comprised of Marion R. Foote (Chair), David Arkowitz and Raymond Bartoszek. Effective July 1, 2023, Kimberlee C. Drapkin joined the Audit Committee and Mr. Bartoszek ceased serving on this committee. Our Board of Directors has determined that each member of the Audit Committee meets the requirements for independence and financial literacy under SEC rules and Nasdaq listing standards. Our Board of Directors has designated Ms. Foote as an “audit committee financial expert,” as defined under the applicable rules of the SEC.

The Audit Committee’s responsibilities include, among other things:

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appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
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reviewing the adequacy of our system of internal controls and the disclosure regarding this system of internal controls contained in our periodic filings;
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pre-approving all audit and permitted non-audit services and related engagement fees and terms for services provided by our independent auditors;
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reviewing with our independent auditors their independence from management;
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reviewing, recommending, and discussing various aspects of the financial statements and reporting of the financial statements with management and our independent auditors; and
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establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.

The Audit Committee held five meetings in 2023. The Audit Committee operates under a written charter that satisfies the applicable SEC rules and Nasdaq listing standards. A copy of the Audit Committee charter is available on our website www.kinetabio.com under the heading “Investors – Corporate Governance.”

Compensation Committee. During the first half of 2023, our Compensation Committee was comprised of Raymond Bartoszek (Chair) and Marion R. Foote. Effective July 1, 2023, Kimberlee C. Drapkin and Scott Dylla, Ph.D. joined the Compensation Committee and Ms. Foote ceased serving on this committee. Our Board of Directors has determined that each member of the Compensation Committee meets the requirements for independence and financial literacy under SEC rules and Nasdaq listing standards.

The Compensation Committee’s responsibilities include, among other things:

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setting the compensation of our Chief Executive Officer and, in consultation with our Chief Executive Officer, reviewing and approving the compensation of our other executive officers;

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reviewing on a periodic basis and making recommendations to the Board of Directors regarding non-employee director compensation;
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administering any cash and equity-based incentive plans that are stockholder-approved or where participants include our executive officers and directors;
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approving employment agreements, offers of employment and certain other elements of compensation and benefits provided to the Chief Executive Officer and other executive officers; and
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providing oversight of and recommending improvements to our overall compensation and incentive plans and benefit programs.

The Compensation Committee held four meetings in 2023. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our website at www.kinetabio.com under the heading “Investors — Corporate Governance.”

Our Compensation Committee reviews and approves the compensation to be paid to our Chief Executive Officer (as applicable) and our other executive officers. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer (as applicable) for all executives other than the Chief Executive Officer. In 2023, the Compensation Committee retained the services of Radford (“Radford”), which is part of the Rewards Solutions practice at Aon plc, as the Compensation Committee’s source for independent compensation data. Radford has advised the Board of Directors and the Compensation Committee on certain compensation matters and decisions. Radford served at the discretion of the Compensation Committee and did not provide any other services to the Company during fiscal year 2023 other than those for which they were engaged by the Compensation Committee. Our Compensation Committee requires that its compensation consultants be independent of Company management and performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. Our Compensation Committee has determined that Radford is independent and that their respective work has not raised any conflicts of interest.

Nominating and Corporate Governance Committee. During 2023, the Nominating and Corporate Governance Committee was comprised of Richard Peters, M.D., Ph.D. (Chair) and David Arkowitz. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the requirements for independence and financial literacy under SEC rules and Nasdaq listing standards.

The Nominating and Corporate Governance Committee’s responsibilities include:

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identifying, evaluating, and making recommendations to the Board regarding nominees for election to the Board and its committees;
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developing and making recommendations to the Board regarding our Corporate Governance Guidelines;
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overseeing our corporate governance practices;
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reviewing our Code of Business Conduct and Ethics and approve any amendments or waivers; and
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overseeing the evaluation and the performance of the Board and individual directors.

The Nominating and Corporate Governance Committee held two meetings in 2023. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which is available on our website www.kinetabio.com under the heading “Investors – Corporate Governance.”

The Nominating and Corporate Governance Committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer (as applicable). Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Recommendations.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Recommendations.”

Identifying and Evaluating Director Nominees. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, who shall identify and evaluate candidates to serve as directors of the Company (consistent with criteria approved by the Board).

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Director’s approval as director nominees for election to the Board of Directors.

During 2023, two independent Board members joined the Board of Directors, Kimberlee C. Drapkin and Scott Dylla, Ph.D.

Minimum Qualifications. The Nominating and Corporate Governance Committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board of Director’s selection as nominees for the Board of Directors and as candidates for appointment to the Board of Director’s committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders.

In evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board of Directors membership approved by the Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, factors such as character, integrity, judgment, diversity and length of service, his or her independence and the needs of the Board of Directors. We have no formal policy regarding board diversity, although both the Nominating and Corporate Governance Committee and the Board of Directors consider diversity when identifying and evaluating proposed director candidates, including diversity of backgrounds and personal and professional experiences.

Board Diversity. The composition of our Board of Directors currently includes five individuals. The Board Diversity Matrix as defined by the Nasdaq listing rules is presented in the table below. Under the Nasdaq listing rule, directors who self-identify as (i) female, (ii) an underrepresented minority, or (iii) LGBTQ+ are defined as being diverse.

Board Diversity Matrix

To see our Board Diversity Matrix as of April 17, 2023, please see the proxy statement filed with the SEC on April 28, 2023.

Board Diversity Matrix (As of April 25, 2024)
Total Number of Directors - 7
	Female	Male	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	7
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Stockholder Recommendations. Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our Corporate Secretary at Kineta, Inc., 7683 SE 27th Street, Suite 481, Mercer Island, Washington 98040, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder Communications. The Board of Directors provides to every stockholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for stockholder communication. For a stockholder communication directed to the Board of Directors as a whole, stockholders may send such communication to the attention of the Chair of the Board of Directors via U.S. Mail or Expedited Delivery Service to Kineta, Inc., 7683 SE 27th Street, Suite 481, Mercer Island, Washington 98040, Attention: Chair of the Board of Directors.

For a stockholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, stockholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Kineta, Inc., 7683 SE 27th Street, Suite 481, Mercer Island, Washington 98040 Attention: Name of Individual Director.

We will forward by U.S. Mail any such stockholder communication to each director, and the Chair of the Board of Directors in his or her capacity as a representative of the Board of Directors, to whom such stockholder communication is addressed to the mailing address specified by each such director and the Chair of the Board of Directors, unless there are safety or security concerns that mitigate against further transmission.

Risk Oversight. Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of the Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Each of the committees of our Board of Directors also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee is responsible for overseeing our major financial and cyber-security risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board of Directors does not believe that its role in the oversight of our risks adversely affects the leadership of the Board of Directors.

In carrying out their risk oversight functions, the Board of Directors and its committees routinely request and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by us. The Board of Directors is committed to continuing to ensure and evolve its risk oversight practices as appropriate given the stage of our evolution as a biopharmaceutical company and the fast-paced changes of the life sciences industry. The Board of Directors has oversight over the monitoring and identification of risks to our Company and the actions we are taking to mitigate risks related to health related matters.

Board Oversight of Cybersecurity Risk. Cybersecurity is an important part of our risk management processes and an area of increasing focus for our Board of Directors and management. Our Audit Committee is responsible for the oversight of risks from cybersecurity threats. At least annually, the Audit Committee receives an overview from management of our cybersecurity threat risk management and strategy processes covering topics such as data security posture, results from third-party assessments, progress towards pre-determined risk-mitigation-related goals, our incident response plan, and material cybersecurity threat risks or incidents and developments, as well as the steps management has taken to respond to such risks. In such sessions, the Audit Committee generally receives materials including a cybersecurity scorecard and other materials indicating current and emerging material cybersecurity threat risks, and describing the Company’s ability to mitigate those risks, and discusses such matters with certain members of management, which include our CFO and President. Members of the Audit Committee are also encouraged to regularly engage in ad hoc conversations with management on cybersecurity-related news events and discuss any updates to our cybersecurity risk management and strategy programs. Material cybersecurity threat risks are also considered during separate Board of Directors meeting discussions of important matters like risk management, operational budgeting, business continuity planning, mergers and acquisitions, brand management, and other relevant matters.

Report of the Audit Committee

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference into such filing.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Marcum LLP is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee’s main responsibility is to monitor and oversee this process.

The Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2023, with management. The Audit Committee discussed with Marcum LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023.

THE AUDIT COMMITTEE

Marion R. Foote (Chair)
David Arkowitz
Kimberlee C. Drapkin

EXECUTIVE COMPENSATION

This section provides information regarding the total compensation awarded to, earned by, or paid to during the years ended December 31, 2022 and 2023 to (1) each individual who served as our principal executive officer, (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2023 and were serving as executive officers as of such date, and (3) up to two individuals who would otherwise be included in (2) above but for the fact that such individual was not serving as our executive officer as of December 31, 2023. We refer to these individuals in this proxy statement as our named executive officers.

Our named executive officers for 2023 who appear in the Summary Compensation Table are:

•
Shawn Iadonato, Ph.D., Chief Executive Officer and Chair of the Board of Directors;
•
Craig W. Philips, President;
•
Keith A. Baker, Chief Financial Officer;

To date, the compensation of our named executive officers has consisted of a combination of base salary, bonuses and long-term incentive compensation in the form of stock options and RSUs. Our named executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans.

2023 Summary Compensation Table

The following table presents information regarding the compensation awarded to, earned by, and paid to each individual who served as one of our named executive officers for services rendered to us in all capacities during the fiscal year ended December 31, 2023.

						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
				Awards	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	($)(3)	Earnings ($)	($)(4)	Total ($)
Shawn Iadonato, Ph.D.	2023	448,077	-	-	565,379	250,000	-	20,190	1,283,646
Chief Executive Officer and Director(5)	2022	350,002	140,000	236,242	743,812	131,250	-	7,407	1,608,712
Craig W. Philips	2023	362,729	-	-	451,733	160,000	-	18,942	993,404
President(6)	2022	290,671	95,000	188,994	511,381	84,003	-	16,113	1,186,161
Keith A. Baker	2023	332,692	-	-	327,946	140,000	-	13,054	813,692
Chief Financial Officer	2022	57,692	-	189,000	265,662	25,200	-	342	537,896

(1) The amounts reported represent the aggregate grant date fair value of RSUs granted to the named executive officers during the 2023 and 2022 fiscal years, calculated in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”), Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 2 to our financial statements included in our 2023 Annual Report on Form 10-K. The amounts reported in this column reflect the accounting cost for the RSUs and does not correspond to the actual economic value that may be received upon settlement of the RSUs or any sale of any of the underlying shares of common stock.

(2) The amounts reported represent the aggregate grant date fair value of stock options awarded to the named executive officers during the 2023 and 2022 fiscal years, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 2 to our financial statements included in our 2023 Annual Report on Form 10-K. The amounts reported in this column reflect the accounting cost for the stock options and does not correspond to the actual economic value that may be received upon exercise of the stock options or any sale of any of the underlying shares of common stock.

(3) The amounts in this column represent the amount of compensation earned by the named executive officers under the applicable annual performance-based bonus program during each fiscal year.

(4) Other compensation reflects the Company contribution to life insurance and company matching 401k contributions.

(5) Dr. Iadonato commenced services as Chief Executive Officer of the Company on December 16, 2022. He received a one-time transaction success bonus of $140,000 in December 2022 concurrent with the close of the Merger.

(6) Mr. Philips commenced services as President of the Company on December 16, 2022. He received a one-time transaction success bonus of $95,000 in December 2022 concurrent with the close of the Merger.

Narrative Disclosure to Summary Compensation Table

Executive Compensation Elements

The following describes the material terms of the elements of our executive compensation program during 2023.

Annual Base Salary

Our Board of Directors and Compensation Committee recognize the importance of base salary as an element of compensation that helps to attract and retain the named executive officers. We provide a base salary as a fixed source of income for our named executive officers for the services they provide to us during the year, which allows us to maintain a stable executive team.

The base salaries for our named executive officers in effect for the year ended December 31, 2023 were as follows: $500,000 for Dr. Iadonato, $400,000 for Mr. Philips and $350,000 for Mr. Baker.

Annual Cash Incentive

We also provide our named executive officers with annual performance-based cash bonus opportunities, calculated based upon the achievement of specified corporate goals, with each executive officer being assigned a corporate and individual goal weighting. For fiscal year 2023, each executive officer was assigned a target bonus opportunity, which is reflected as a percentage of that individual’s 2023 base salary and is based on the individual’s role and title at the Company.

For fiscal year 2023, the target bonus opportunity (as a percentage of 2023 base salary and corporate and individual goal weighting) for our named executive officers was as follows:

Following fiscal year 2023, our Compensation Committee determined that we had achieved 100% of our corporate goals for the year. Bonuses paid with respect to 2023 performance were pro-rated for any partial year of employment and were paid, if applicable, during the first quarter of 2024.

Name	Target Bonus (% of base salary)	Corporate Goal Weighting (%)	Individual Goal Weighting (%)
Shawn Iadonato, Ph.D.	50	100	-
Craig W. Philips	40	100	-
Keith A. Baker	40	100	-

Equity Compensation

Our Board of Directors considers equity incentives to be important in aligning the interests of the named executive officers with those of its stockholders. As part of our pay-for-performance philosophy, our compensation program tends to emphasize the long-term equity award component of total compensation packages paid to our named executive officers. In determining the size of the equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions and anticipated future contributions to us, and the size of prior grants. We have granted options and RSUs to compensate our named executive officers. We have granted equity incentives both in the form of initial grants in connection with the commencement of employment and periodic refresher grants. Because employees are able to profit from options only if our stock price increases relative to the option’s exercise price, we believe options in particular provide meaningful incentives to employees to achieve increases in the value of our equity over time. While we intend that the majority of equity awards to our employees be made pursuant to initial grants or periodic refresh grants, our Board of Directors retains discretion to grant equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or our Board of Directors. The exercise price of each option grant is the fair market value of our common stock on the grant date. We do not have any stock ownership requirements for our named executive officers.

2022 Equity Awards

On May 31, 2022, the Board of Kineta Operating awarded the then current NEOs an equity award conditioned upon successful completion of the Merger, and time based requirements. This award was to align shareholder interest with management. Such awards are subject to vesting provisions and adjustments for stock splits. The options awarded to the NEO are reflected in the schedule of outstanding Option Awards included in the Proxy.

2023 Equity Awards

On April 12, 2024, the Board of Directors awarded the then current NEOs stock options with time based vesting.

Employment Agreements

We have entered into employment agreements with each of Dr. Iadonato, Mr. Philips and Mr. Baker. The agreements set forth each officer’s initial base salary, bonus potential, eligibility for employee benefits and severance benefits upon a qualifying termination of employment, subject to certain non-solicitation and non-competition provisions and confidentiality obligations. The key terms of our employment arrangements with our named executive officers, including potential payments upon termination or change in control, are described below.

These employment agreements provide for “at will” employment. The terms “Cause” and “Good Reason” referred to below are defined in the applicable employment agreement.

Shawn Iadonato, Ph.D.

On February 3, 2020, Kineta Operating and Dr. Iadonato entered into an employment agreement, which was amended and restated on September 28, 2022 and became effective at the closing of the Merger, whereby it was assumed by the Company on the same terms. Pursuant to the agreement, Dr. Iadonato is entitled to a base salary of $350,000, subject to review and adjustments that will be made based upon the Company’s normal performance review practices. The agreement also provides for an annual bonus with a target equal to fifty percent (50%) of Dr. Iadonato’s base salary upon attainment of certain performance objectives. Dr. Iadonato’s employment agreement further provides him eligibility to receive equity of stock option awards. If Dr. Iadonato’s employment is terminated by Kineta (or any parent, subsidiary or successor thereof) for a reason other than death, disability or “Cause” outside of the Change in Control Protection Period (as defined below), Dr. Iadonato will be entitled to his salary and other benefits accrued through the separation date and, subject to Dr. Iadonato executing a release and general waiver of claims in favor of Kineta and adhering to the applicable restrictive covenants, he will also be entitled to the following additional severance benefits: (a) continuing salary payments for a period of 52 weeks, (b) COBRA reimbursement payments for a period of 12 months and (c) all of his unvested and outstanding equity awards that would have become vested had employee remained in the employ of Kineta for the 3-month period following the employee’s termination of employment shall immediately vest and become exercisable as of the date of his termination. In addition, in lieu of the foregoing severance benefits, if Dr. Iadonato separates from service (i) due to termination by Kineta for a reason other than “Cause” or (ii) due to resignation by the employee on account of “Good Reason” within 3 months prior to or during the 12-month period immediately following a Change in Control (as defined in the Kineta, Inc. 2022 Equity Incentive Plan) (the “Change in Control Protection Period”), Dr. Iadonato will be entitled to his salary and other benefits accrued through the separation date and, subject to Dr. Iadonato executing a release and general waiver of claims in favor of Kineta and adhering to the applicable restrictive covenants (other than with respect to accrued benefits), he will be entitled to the following respective additional severance benefits: (a) a lump sum severance payment equal to 52 weeks of his base salary, (b) a prorated target bonus payment with respect to the year of termination, (c) COBRA reimbursement payments until the earlier of 12 months (following his termination of employment and the date that he and/or his eligible dependents become covered under similar plans, and (d) acceleration of all of his unvested and outstanding equity awards as of the later of the date of his termination or the effective date of the Change in Control. Dr. Iadonato’s employment agreement also provides that twenty-five percent (25%) of his unvested equity awards will automatically accelerate upon a Change in Control (as defined in the Kineta, Inc. 2022 Equity Incentive Plan).

On April 7, 2023, the Compensation Committee recommended, and on April 12, 2023, the Board of Directors approved, an increase in Dr. Iadonato’s base salary to $500,000. Dr. Iadonato’s salary increase became effective as of April 17, 2023.

Craig W. Philips, M.B.A.

On February 3, 2020, Kineta Operating and Mr. Philips entered into an employment agreement, which was amended and restated on September 28, 2022 and became effective at the closing of the Merger, whereby it was assumed by the Company on the same terms. Pursuant to the agreement, Mr. Philips is entitled to an annual base salary of $292,329 subject to review and adjustments that will be made based upon the Company’s normal performance review practices. The agreement also provides for an annual bonus with a target equal to forty percent (40%) of Mr. Philips’ base salary upon attainment of certain performance objectives. If Mr. Philips’ employment is terminated by Kineta (or any parent, subsidiary or successor thereof) for a reason other than death, disability or “Cause” outside of the Change in Control Protection Period (as defined below), Mr. Philips will be entitled to his salary and other benefits accrued through the separation date and, subject to Mr. Philips executing a release and general waiver of claim in favor of Kineta and adhering to the applicable restrictive covenants, he will also be entitled to the following additional severance benefits: (a) continuing salary payments for a period of 39 weeks, (b) COBRA reimbursement payments for a period of 9 months and (c) all of his unvested and outstanding equity awards that would have become vested had he remained in the employ of Kineta for the 3-month period following his termination of employment shall immediately vest and become exercisable as of the date of his termination. In addition, in lieu of the foregoing severance benefits, if Mr. Philips separates from service (i) due to termination by Kineta for a reason other than “Cause”, or (ii) due to resignation by Mr. Philips on account of “Good Reason” within 3 months prior to or during the 12-month period immediately following a Change in Control (as defined in the Kineta, Inc. 2022 Equity Incentive Plan) (the “Change in Control Protection Period”), Mr. Philips will be entitled to his salary and other benefits accrued through the separation date and, subject to Mr. Philips executing a release and general waiver of claims in favor of Kineta and adhering to the applicable restrictive covenants (other than with respect to accrued benefits), he will be entitled to the following respective additional severance benefits: (a) a lump sum severance payment equal to 39 weeks of his base salary, (b) a prorated target bonus payment with respect to the year of termination, (c) COBRA reimbursement payments until the earlier of 9 months following his termination of employment and the date that he and/or his eligible dependents become covered under similar plans, and (d) acceleration of all of his unvested and outstanding equity awards as of the later of the date of his termination or the effective date of the Change in Control. Mr. Philips’ employment agreement also provides that twenty-five percent (25%) of his unvested equity awards will automatically accelerate upon a Change in Control (as defined in the Kineta, Inc. 2022 Equity Incentive Plan).

On April 7, 2023, the Compensation Committee recommended, and on April 12, 2023, the Board of Directors approved, an increase in Mr. Philips’ base salary to $400,000. Mr. Philips’ salary increase became effective as of April 17, 2023.

Keith A. Baker

On October 3, 2022, Kineta Operating and Mr. Baker entered into an employment agreement, which became effective at the closing of the Merger, whereby it was assumed by the Company on the same terms. Pursuant to the agreement, Mr. Baker is entitled to an annual base salary of $300,000 subject to review and adjustments that will be made based upon the Company’s normal performance review practices. The agreement also provides for an annual bonus with a target equal to thirty-five percent (35%) of Mr. Baker’s base salary upon attainment of certain performance objectives. If Mr. Baker’s employment is terminated by Kineta (or any parent, subsidiary or successor thereof) for a reason other than death, disability or “Cause” outside of the Change in Control Protection Period (as defined below), Mr. Baker will be entitled to his salary and other benefits accrued through the separation date and, subject to Mr. Baker executing a release and general waiver of claim in favor of Kineta and adhering to the applicable restrictive covenants, he will also be entitled to the following additional severance benefits: (a) continuing salary payments for a period of 39 weeks, (b) COBRA reimbursement payments for a period of 9 months and (c) all of his unvested and outstanding equity awards that would have become vested had he remained in the employ of Kineta for the 3-month period following his termination of employment shall immediately vest and become exercisable as of the date of his termination. In addition, in lieu of the foregoing severance benefits, if Mr. Baker separates from service (i) due to termination by Kineta for a reason other than “Cause”, or (ii) due to resignation by Mr. Baker on account of “Good Reason” within 3 months prior to or during the 12-month period immediately following a Change in Control (as defined in the Kineta, Inc. 2022 Equity Incentive Plan) (the “Change in Control Protection Period”), Mr. Baker will be entitled to his salary and other benefits accrued through the separation date and, subject to Mr. Baker executing a release and general waiver of claims in favor of Kineta and adhering to the applicable restrictive covenants (other than with respect to accrued benefits), he will be entitled to the following respective additional severance benefits: (a) a lump sum severance payment equal to 39 weeks of his base salary, (b) a prorated target bonus payment with respect to the year of termination, (c) COBRA reimbursement payments until the earlier of 9 months following his termination of employment and the date that he and/or his eligible dependents become covered under similar plans, and (d) acceleration of all of his unvested and outstanding equity awards as of the later of the date of his termination or the effective date of the Change in Control. Mr. Baker’s employment agreement also provides that twenty-five percent (25%) of his unvested equity awards will automatically accelerate upon a Change in Control (as defined in the Kineta, Inc. 2022 Equity Incentive Plan).

On April 7, 2023, the Compensation Committee recommended, and on April 12, 2023, the Board of Directors approved, an increase in Mr. Baker’s base salary to $350,000 and (ii) an increase in Mr. Baker’s target bonus percentage to 40%. Mr. Baker’s salary increase became effective as of April 17, 2023, and the target bonus percentage increase shall be applied to Mr. Baker’s target bonus percentage beginning with the bonus to be awarded for fiscal year 2023 performance.

Employee Benefit Plans

401(k) Savings Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. Matching contributions to the plan are made at the discretion of our Board of Directors. The Company provided matching contributions of $115,000 for the year ended December 31, 2023 and $129,000 for the year ended December 31, 2022.

Health and Welfare Benefits

All of our full-time employees, including our executive officers, are eligible to participate in our health and welfare benefits, including medical, dental and vision insurance, medical and dependent care flexible spending accounts, group life and disability insurance, and 401(k) plan. Named executive officers are eligible to participate in all our employee benefit plans, in each case on the same basis as other employees.

We do not offer any defined benefit pension plans or nonqualified defined compensation arrangements for our employees, including our named executive officers.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our named executive officers as of December 31, 2023.

			Option Awards					Stock Awards

Name	Grant Date		Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Non-Exercisable) (#)	TOTAL (#)	Option Exercise Price	Option Expiration Date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market Value or payout value of unearned shares, units or other rights that have not vested (#)
Shawn Iadonato, Ph.D.	3/31/2014		123,840	-	123,840	$12.11	3/31/2024
	11/9/2018		43,531	-	43,531	$23.25	11/9/2028
	11/9/2018		3,440	-	3,440	$23.25	11/9/2028
	5/27/2021		26,143	-	26,143	$28.48	5/25/2026
	5/31/2022	(1)	15,920	7,959	23,879	$27.03	5/30/2032
	5/31/2022	(1)	3,639	1,213	4,852	$29.73	5/30/2027
	4/12/2023	(2)	86,250	120,750	207,000	$3.28	4/11/2033
Craig W. Philips	6/30/2017		13,760	-	13,760	$23.11	6/29/2027
	3/19/2018		3,440	-	3,440	$23.25	3/18/2028
	11/9/2018		1,805	-	1,805	$23.25	11/9/2028
	11/9/2018		29,842	-	29,842	$23.25	11/9/2028
	11/9/2018		3,440	-	3,440	$23.25	11/9/2028
	6/24/2019		17,199	-	17,199	$29.06	6/24/2029
	5/27/2021		51,600	-	51,600	$26.16	5/26/2031
	5/31/2022	(1)	12,613	6,306	18,919	$27.03	5/30/2032
	4/12/2023	(2)	69,000	96,600	165,600	$3.28	4/11/2033
Keith A. Baker	10/20/2022	(1)	9,174	4,585	13,759	$27.03	10/19/2032
	10/20/2022							2,293	$9,103
	4/12/2023	(2)	50,025	70,035	120,060	$3.28	4/11/2033

(1) Represents a stock option grant with 1/3rd vesting at the grant date and 1/3rd vesting each year for the subsequent two years.
(2) Represents a stock option grant with 25% vesting at the grant date and 1/36th vesting monthly for the next 36 months.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. Because the Company is a smaller reporting company and this is the second filing in which the Company provides this disclosure, in accordance with the smaller reporting company rules under Item 402(v) of Regulation S-K, the Company has provided the information required by Item 402(v) of Regulation S-K for three fiscal years and is not required to provide disclosures under Item 402(v)(2)(iv), (v)(5), (v)(2)(vi) or (v)(6).

The following table reflects the PEO and Non-PEO named executive officers (NEO) included in the analysis.

Year	PEO	Non-PEO NEO
2023	Shawn Iadonato, Ph.D.	Craig W. Philips and Keith A. Baker
2022	Shawn Iadonato, Ph.D. and Richard Peters, M.D., Ph.D.	Craig W. Philips, Pauline Kenny, Michael Wyzga and Devin Smith
2021	Richard Peters, M.D., Ph.D.	Michael Wyzga and Devin Smith

For information on the Company’s executive compensation program and the approach used by the Compensation Committee, please refer to the Executive Compensation narrative and the outstanding equity awards table. The following table provides information about the Company’s principle executive officer (PEO) and non-PEO NEOs and certain financial performance information for the Company for the years ended December 31, 2021, 2022 and 2023.

Year	Summary Compensation Table Total for Dr. Iadonato(1)	Summary Compensation Table Total for Dr. Peters(1)	Compensation Actually Paid to Dr. Iadonato(2)	Compensation Actually Paid to Dr. Peters(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On(5):	Net Loss (millions)(6)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)
2023	$1,283,646	$—	$344,831	$—	$903,548	$185,598	$3.1	$(14.1)
2022	$1,608,712	$3,211,587	$628,658	$3,744,411	$911,088	$726,340	$5.3	$(63.4)
2021	$—	$4,494,855	$—	$896,715	$858,124	$233,885	$17.4	$(11.8)

(1)
Summary Compensation Table Total for PEO: The dollar amounts reported in each column (b) are the amounts of total compensation reported for Dr. Iadonato (our Chief Executive Officer) and Dr. Peters (our former Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)
Compensation Actually Paid to PEO: The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Iadonato and Dr. Peters, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Iadonato and Dr. Peters during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Iadonato’s and Dr. Peters total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Total for Dr. Iadonato	Reported Summary Compensation Total for Dr. Peters	Reported Value of Equity Awards for Dr. Iadonato	Reported Value of Equity Awards for Dr. Peters	Equity Award Adjustment for Dr. Iadonato	Equity Award Adjustment for Dr. Peters	Compensation Actually Paid to Dr. Iadonato	Compensation Actually Paid to Dr. Peters
2023	$1,283,646	$-	$565,379	$-	$(373,436)	$-	$344,831	$-
2022	$1,608,712	$3,211,587	$980,054	$187,476	$-	$720,300	$628,658	$3,744,411
2021	$-	$4,494,855	$-	$3,598,140	$-	$-	$-	$896,715

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable fiscal year include the addition (or subtraction, as applicable) of the following:
(i)
the year-end fair value (computed consistent with the methodology used for share-based payments under U.S. GAAP) of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;
(ii)
the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
(iii)
for awards that are granted and vest in the same applicable year, the fair value as of the vesting date;
(iv)
for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;

(v)
for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and
(vi)
the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

(3)
Average Summary Compensation Table Total for Non-PEO NEOs: The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Dr. Iadonato and Dr. Peters) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Dr. Iadonato and Dr. Peters) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Craig W. Philips and Keith Baker, (ii) for 2022, Craig W. Philips, Pauline Kenny, Michael Wyzga and Devin Smith; and (iii) for 2021, Michael Wyzga and Devin Smith.
(4)
Average Compensation Actually Paid to Non-PEO NEOs: The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Dr. Iadonato and Dr. Peters), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Dr. Iadonato and Dr. Peters) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Dr. Iadonato and Dr. Peters) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Awards Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
2023	$903,548	$389,840	$(328,111)	$185,598
2022	$911,088	$287,648	$102,900	$726,340
2021	$858,124	$624,239	$-	$233,885

(5)
Total Shareholder Return (“TSR”): Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)
Net Loss: The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes various performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graph demonstrates the relationship of the amount of compensation actually paid to Dr. Iadonato and Dr. Peters and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Dr. Iadonato and Dr. Peters) with the Company’s cumulative TSR over the three years presented in the table.

Compensation Actually Paid and Net Loss

We have incurred significant losses to date, and our ability to generate product revenue sufficient to achieve profitability will depend on the successful development and eventual commercialization of one or more of our current and future product candidates. The table below demonstrates the relationship between the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding our PEO) with the Company’s net loss over the three years presented in the table. While the Company does not use net income (or loss) as a performance measure in the overall executive compensation program, the measure of net income or loss is correlated with the corporate finance and infrastructure measures which the Company does use when setting goals in the Company’s short-term incentive compensation program.

DIRECTOR COMPENSATION

2023 Director Compensation Table

The following table presents the total compensation paid by the Company to each person who served as a non-employee member of our Board of Directors during the fiscal year ended December 31, 2023. See the section titled “Executive Compensation” for more information on the compensation paid to or earned by Dr. Iadonato as an employee for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Option/Stock Awards ($)(2)(3)	Non-Equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
David Arkowitz	$52,750	$88,804	$—	$—	$—	$141,554
Raymond Bartoszek	$52,500	$33,866	$—	$—	$—	$86,366
Kimberlee C. Drapkin	$26,250	$43,597	$—	$—	$—	$69,847
Scott Dylla, Ph.D.	$22,500	$43,597	$—	$—	$—	$66,097
Marion R. Foote	$56,250	$33,866	$—	$—	$—	$90,116
Shawn Iadonato, Ph.D.(4)	$—	$—	$—	$—	$—	$—
Richard Peters, M.D., Ph.D.	$59,375	$88,804	$—	$—	$—	$148,179

(1)
Amounts represent cash compensation for services rendered as a director during 2023.
(2)
The amounts reported represent the aggregate grant date fair value of stock options granted to the non-employee directors during fiscal year 2023, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 2 to our financial statements included in our 2023 Annual Report on Form 10-K. The amounts reported in this column reflect the accounting cost for the stock options and does not correspond to the actual economic value that may be received upon exercise of the stock options or any sale of any of the underlying shares of common stock.
(3)
The following table shows the number of outstanding stock options held by our directors as of December 31, 2023:

Name	Number of Shares Underlying Outstanding Options (4)
David Arkowitz	32,500
Raymond Bartoszek	32,452
Kimberlee C. Drapkin	20,000
Scott Dylla, Ph.D.	20,000
Marion R. Foote	32,452
Shawn Iadonato, Ph.D.(5)	-
Richard Peters, M.D., Ph.D.	32,500

(4)
Dr. Iadonato did not receive compensation as a Director, pursuant to the terms of his employment agreement during the year.
(5)
Dr. Iadonato option/stock awards compensation as a named executive officer for the Company is reflected in this proxy in the section on Executive Compensation.

Non-Employee Director Compensation Policy

Effective April 1, 2024, we amended and restated our Non-Employee Director Compensation Policy to add Chair of the Board of Directors (non-employee) as a new service category. Under our Non-Employee Director Compensation Policy, we pay our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board of Directors. The fees paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:

	Member Annual Fee	Member Annual Fee	Member Annual Fee
	(From January 1, 2023 through March 31, 2023)	(Effective April 1, 2023)	(Effective April 1, 2024)
Board of Directors	$35,000	$40,000	$40,000
Chair of the Board of Directors	$—	$—	$25,000
Audit Committee Chair	$15,000	$15,000	$15,000
Audit Committee Member	$7,500	$7,500	$7,500
Compensation Committee Chair	$10,000	$10,000	$10,000
Compensation Committee Member	$5,000	$5,000	$5,000
Nominating and Corporate Governance Committee Chair	$7,500	$10,000	$10,000
Nominating and Corporate Governance Committee Member	$3,500	$7,500	$7,500
Lead Independent Director	$—	$15,000	$15,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred by our non-employee directors in connection with attending our meetings of the Board of Directors and committees thereof.

In addition to cash compensation, each new non-employee director who is initially appointed or elected to the Board of Directors is eligible to receive a one-time equity award of an option to purchase a certain number of shares of our common stock (the “Initial Grant”), which will vest quarterly over three years following the date of grant, subject to the director’s continued service. In addition, on the date of each annual meeting of stockholders of our Company, each non-employee director will be granted an additional option to purchase a certain number of shares of our common stock (the “Annual Grant”), which will vest quarterly over one year following the date of grant. Such Annual Grant shall be prorated in the event a director serves less than a full year. Each Initial Grant and Annual Grant shall accelerate pursuant to the Change in Control (as defined in the Kineta, Inc. 2022 Equity Incentive Plan) provisions. Information with respect to the Initial Grants and Annual Grants is set forth in the table below.

	Number of Stock Options (From January 1, 2023 through March 31, 2023)	Number of Stock Options (Effective April 1, 2023)
Initial Grant	14,800	20,000
Annual Grant	7,400	12,500

This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2023:

	Number of Securities to be Issued upon exercise of outstanding options, warrants, and Rights (a) #	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b) $	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Excluding Securities reflected in columns (a) (c) #

Plan Category
Equity Plans Approved by Shareholders(1)	1,982,612	$9.07	1,383,520
Equity Plans not approved by shareholders	—	—	—
Total	1,982,612	9.07	1,383,520

(1)
Includes 209,405 shares outstanding under the Kineta, Inc. 2008 Stock Plan, 180,940 shares outstanding under the Kineta, Inc. 2010 Equity Incentive Plan, 208,747 shares outstanding under the Kineta, Inc. 2020 Equity Incentive Plan and 1,383,520 shares outstanding under the Kineta, Inc. 2022 Equity Incentive Plan.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, proxy statement and 2023 Annual Report on Form 10-K, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Kineta, Inc., 7683 SE 27th Street, Suite 481, Mercer Island, Washington 98040, Attention: Corporate Secretary or email us at legal@kineta.us. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or email.

OTHER MATTERS

As of the date of this proxy statement, we have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters should properly come before the Annual Meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.

KINETA, INC. 219 TERRY AVENUE NORTH SUITE 300 SEATTLE, WA 98109 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/KA2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.kineta scan to view materials & vote TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V KINETA, INC. KINETA, INC. 219 TERRY AVENUE NORTH SUITE 300 SEATTLE, WA 98109 1a. David Arkowitz 1b. Raymond Bartoszek 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following proposals: For Against Abstain For Against Abstain 1 Year 2 Years 3 Years Abstain 2. Approval of the Ratification of Marcum LLP as our Independent Registered Public Accounting Firm. 3. Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers The Board of Directors recommends you vote 1 year on the following proposal: 4. Recommendation, on an Advisory Basis, of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. V13618-P94156 KINETA, INC. ANNUAL MEETING OF STOCKHOLDERS June 7, 2023 4 p.m. Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) the Board of Directors and the CEO, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of KINETA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4 p.m. Eastern Time, on June 7, 2023, virtually at www.virtualshareholdermeeting.com/KA2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side